SECURITIES AND EXCHANGE COMMISSION


                          Washington, D C  20549



                                 FORM 8-K


                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 9, 1998


                      UNITED SECURITY BANCSHARES INC
          (Exact name of registrant as specified in its charter)


           Alabama                     0-14549                63-0843362
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)


                           131 West Front Street
                        Thomasville, Alabama 36784
                 (Address of principal executive offices)


     Registrant's telephone number, including area code (334) 636-5424


                              Not Applicable
       (Former name of former address, if changed since last report)



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Item 5.  Other Events

     Jack M. Wainwright, III, United Security Bancshares President and Chief Executive Officer of United Security Bancshares, Inc. (the "Company"), passed away August 29, 1998. He was 53. James L. Miller, Chairman of the Board, has announced that a Management Committee has been formed to be responsible for the day to day operations of the Company until a new president is hired. The Management Committee is comprised of (i) Larry M. Sellers, the Vice President and Secretary/Treasurer of the Company and the Senior Executive Vice-President and Chief Administrative Officer of First United Security Bank (the "Bank"), the wholly-owned banking subsidiary of the Company; (ii) Fred L. Huggins, a director of the Company and Chairman of the Board of the Bank; (iii) Robert Steen, Assistant Treasurer of the Company and Executive Vice-President and Chief Financial Officer of the Bank; (iv) Dan Barlow, a Director of the Company and the Bank and Executive Vice-President of the Bank; and (v) Bill Morgan, Assistant Secretary of the Company and Executive Vice-President of the Bank.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated:    September 9, 1998.

                              UNITED SECURITY BANCSHARES, INC.

                              By:  /s/ Larry M. Sellers
                              Its: Vice-President/Secretary/Treasurer